ICON Income Fund Ten, LLC

Portfolio Overview

Q3 2012

ICON Income Fund Ten, LLC

Table of Contents

Letter from the CEOs	1

Introduction to Portfolio Overview	2

Portfolio Overview	2

Transactions with Related Parties	3

Financial Statements	4

Forward Looking Information	8

ICON Income Fund Ten, LLC

Letter from the CEOs

Dear investor in ICON Income Fund Ten, LLC:

We wanted to take this time to summarize Fund Ten’s current portfolio and let you know what activity took place during the third quarter ended September 30, 2012.  As you know, Fund Ten was in its liquidation period during the quarter.  During the liquidation period, distributions generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity or equipment is sold. During the third quarter of 2012, we made distributions to our investors in the amount of $1,060,622.

Among the assets we own are 35.70% interests in two Aframax product tankers, the Eagle Carina and the Eagle Corona, that are bareboat chartered to AET Inc. Limited, a leading worldwide petroleum shipping company.  The bareboat charters are set to expire in November 2013.

A more detailed analysis of Fund Ten’s investments, which we encourage you to read, is contained in our Form 10-Q.  Our Form 10-Q and our other quarterly, annual and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner Co-President and Co-Chief Executive Officer	Mark Gatto Co-President and Co-Chief Executive Officer

ICON Income Fund Ten, LLC

Introduction to Portfolio Overview

We are pleased to present ICON Income Fund Ten, LLC’s (the “Fund”) Portfolio Overview for the third quarter of 2012.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital, LLC.

The Fund raised approximately $150,000,000 commencing with our initial offering on June 2, 2003 through the closing of the offering on April 5, 2005. In May 2010, we entered our liquidation period, which is expected to continue for several more years.  During the liquidation period, we began the gradual, orderly termination of the Fund’s operations and affairs, and liquidation or disposition of its equipment, leases and financing transactions. Additionally, during the liquidation period, you will receive distributions that are generated from net rental income or equipment sales when realized.  In some months, the distribution may be larger, in some months the distribution may be smaller, and in some months there may not be any distribution.

Portfolio Overview

As of September 30, 2012, our portfolio consisted primarily of the following investments:

AET, Inc. Limited
Structure:	Lease	Collateral:	Two Aframax product tankers.
Expiration Date:	11/14/2013

ZIM Israel Navigation Co. Ltd.
Structure:	Lease	Collateral:	Two container vessels.
Expiration Date:	03/31/2016 03/31/2017

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and other financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment or loan payments from borrowers, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees and borrowers to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees and borrowers of their obligations under the leases and loans and the payment of operating expenses.

ICON Income Fund Ten, LLC

Transactions with Related Parties (Continued)

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations, and operations personnel costs, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, office rent, travel expenses, and other administrative costs incurred by individuals with a controlling interest in our Manager.

During the three months ended September 30, 2012, our Manager suspended the collection of management fees and administrative expense reimbursements of approximately $108,000 and $90,000, respectively.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amount of $10,606 and $74,748 for the three and nine months ended September 30, 2012, respectively.  Additionally, our Manager’s interest in our net income was $11,819 and $27,377 for the three and nine months ended September 30, 2012, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates were as follows:

			Three Months Ended September 30,		Nine Months Ended September 30,
Entity	Capacity	Description	2012	2011	2012	2011
ICON Capital, LLC	Manager	Management fees (1)	$-	$79,847	$224,216	$349,437
ICON Capital, LLC	Manager	Administrative expense reimbursements (1)	-	165,810	273,488	618,780
			$-	$245,657	$497,704	$968,217

(1) Amount charged directly to operations.

At September 30, 2012 and December 31, 2011, the Fund had a net payable of $0 and $111,615, respectively, due to our Manager and its affiliates that primarily consisted of administrative expense reimbursements.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Ten, LLC

Financial Statements                                                                                                 (A Delaware Limited Liability Company)
Consolidated Balance Sheets

	September 30, 2012 (unaudited)	December 31, 2011

Assets
Current assets:
Cash and cash equivalents	$904,740	$6,171,596
Current portion of net investment in finance leases	7,702,045	183,913
Current portion of notes receivable	-	422,568
Other current assets	18,172	38,341
Total current assets	8,624,957	6,816,418
Non-current assets:
Net investment in finance leases, less current portion	34,165,729	39,832,259
Notes receivable, less current portion	-	20,097
Investments in joint ventures	7,402,415	8,378,185
Other non-current assets	24,799	25,717
Total non-current assets	41,592,943	48,256,258
Total assets	$50,217,900	$55,072,676

Liabilities and Equity
Current liabilities:
Due to Manager and affiliates	$-	$111,615
Accrued expenses	74,953	162,530
Accrued tax liability	371,603	357,211
Other current liabilities	43,000	45,205
Total liabilities	489,556	676,561
Commitments and contingencies
Equity:
Members’ equity:
Additional members	50,589,183	55,278,766
Manager	(801,431)	(754,060)
Accumulated other comprehensive loss	(82,301)	(148,725)
Total members’ equity	49,705,451	54,375,981
Noncontrolling interests	22,893	20,134
Total equity	49,728,344	54,396,115
Total liabilities and equity	$50,217,900	$55,072,676

ICON Income Fund Ten, LLC

Financial Statements                                                                                                       (A Delaware Limited Liability Company)
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue and other income:
Rental income	$-	$125,140	$4,944	$418,731
Finance income	1,726,497	1,617,892	5,101,790	4,705,700
Servicing income	-	1,139,138	-	3,590,536
Loss from investments in joint ventures	(343,189)	(184,350)	(1,098,877)	(9,143,897)
Net gain on sales of equipment and unguaranteed residual values	-	2,468	-	801,215
Interest and other income	(13,275)	146,698	10,867	330,838
Total revenue and other income	1,370,033	2,846,986	4,018,724	703,123
Expenses:
Management fees	-	79,847	224,216	349,437
Administrative expense reimbursements	-	165,810	273,488	618,780
General and administrative	184,840	1,721,898	779,807	5,445,847
Impairment loss	-	23,393	-	23,393
Depreciation and amortization	-	370,022	590	1,161,957
Total expenses	184,840	2,360,970	1,278,101	7,599,414
Net income (loss)	1,185,193	486,016	2,740,623	(6,896,291)
Less: net income (loss) attributable to noncontrolling interests	3,249	(49,853)	2,759	(69,624)
Net income (loss) attributable to Fund Ten	$1,181,944	$535,869	$2,737,864	$(6,826,667)
Net income (loss) attributable to Fund Ten allocable to:
Additional members	$1,170,125	$530,510	$2,710,487	$(6,758,400)
Manager	11,819	5,359	27,377	(68,267)
	$1,181,944	$535,869	$2,737,864	$(6,826,667)
Comprehensive income (loss):
Net income (loss)	$1,185,193	$486,016	$2,740,623	$(6,896,291)
Change in fair value of derivative financial instruments	20,845	35,116	67,575	139,897
Currency translation adjustments	-	(60,950)	(1,151)	50,310
Total comprehensive income (loss)	1,206,038	460,182	2,807,047	(6,706,084)
Less: comprehensive income (loss) attributable to noncontrolling interests	3,249	(65,091)	2,759	(57,047)
Comprehensive income (loss) attributable to Fund Ten	$1,202,789	$525,273	$2,804,288	$(6,649,037)
Weighted average number of additional shares of limited liability company interests outstanding	148,211	148,211	148,211	148,211
Net income (loss) attributable to Fund Ten per weighted average additional share of limited
liability company interests outstanding	$7.89	$3.58	$18.29	$(45.60)

ICON Income Fund Ten, LLC

Financial Statements                                                                                                 (A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

Members' Equity
	Additional Shares of Limited Liability Company Interests	Additional Members	Manage	Accumulated Other Comprehensive (Loss) Income	Total Members' Equity	Noncontrolling Interests	Total Equity
Balance, December 31, 2011	148,211	$55,278,766	$(754,060)	$(148,725)	$54,375,981	$20,134	$54,396,115
Net income (loss)	-	750,551	7,581	-	758,132	(490)	757,642
Change in fair value of derivative financial instruments	-	-	-	16,862	16,862	-	16,862
Currency translation adjustments	-	-	-	(1,151)	(1,151)	-	(1,151)
Cash distributions	-	(5,500,044)	(55,556)	-	(5,555,600)	-	(5,555,600)
Balance, March 31,2012 (unaudited)	148,211	50,529,273	(802,035)	(133,014)	49,594,224	19,644	49,613,868
Net income	-	789,811	7,977	-	797,788	-	797,788
Change in fair value of derivative financial instruments	-	-	-	29,868	29,868	-	29,868
Cash distributions	-	(850,010)	(8,586)	-	(858,596)	-	(858,596)
Balance, June 30,2012 (unaudited)	148,211	50,469,074	(802,644)	(103,146)	49,563,284	19,644	49,582,928
Net income	-	1,170,125	11,819	-	1,181,944	3,249	1,185,193
Change in fair value of derivative financial instruments	-	-	-	20,845	20,845	-	20,845
Cash distributions	-	(1,050,016)	(10,606)	-	(1,060,622)	-	(1,060,622)
Balance, September 30, 2012 (unaudited)	148,211	$50,589,183	$(801,431)	$(82,301)	$49,705,451	$22,893	$49,728,344

ICON Income Fund Ten, LLC

Financial Statements                                                                                                 (A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$2,740,623	$(6,896,291)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Finance income	(5,101,790)	(4,705,700)
Loss from investments in joint ventures	1,098,877	9,143,897
Depreciation and amortization	590	1,161,957
Impairment loss	–	23,393
Net gain on sales of equipment and unguaranteed residual values	–	(801,215)
Loss on financial instruments	–	70,669
Stock-based compensation	–	906,862
Changes in operating assets and liabilities:
Collection of finance leases	3,250,188	1,766,773
Service contracts receivable	–	246,225
Distributions from joint ventures	–	333,363
Other assets, net	20,376	(957,926)
Due to Manager and affiliates, net	(116,479)	32,159
Accrued expenses	(87,577)	(153,719)
Other current liabilities	12,187	(42,627)
Net cash provided by operating activities	1,816,995	127,820
Cash flows from investing activities:
Proceeds from sales of equipment and unguaranteed residual values	–	2,118,652
Investments in joint ventures	(55,532)	(8,158)
Distributions received from joint ventures in excess of profits	–	1,958,651
Principal repayment on notes receivable	446,499	646,206
Net cash provided by investing activities	390,967	4,715,351
Cash flows from financing activities:
Proceeds from sales of subsidiary shares	–	158,639
Distributions to noncontrolling interests	–	(597,758)
Cash distributions to members	(7,474,818)	(2,474,772)
Net cash used in financing activities	(7,474,818)	(2,913,891)
Effects of exchange rates on cash and cash equivalents	–	(12,738)
Net (decrease) increase in cash and cash equivalents	(5,266,856)	1,916,542
Cash and cash equivalents, beginning of period	6,171,596	2,740,590
Cash and cash equivalents, end of period	$904,740	$4,657,132
Supplemental disclosure of non-cash investing activities:
Transfer from investments in joint ventures to notes receivable	$–	$1,251,414

ICON Income Fund Ten, LLC

Forward Looking Information

Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com, or

•	Visiting www.sec.gov, or

•	Writing us at: Angie Seenauth c/o ICON Investments, 3 Park Avenue, 36th Floor, New York, NY 10016

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.

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